Exhibit 10.1

MODIFICATION NO. 3 TO

LOAN AND SECURITY AGREEMENT

This Modification No. 3 to Loan and Security Agreement (this “Third Modification”) is entered into as of March __, 2019 (the “Third Modification Effective Date”), by and between Partners for Growth V, L.P. (“PFG”), Giga-tronics Incorporated, a California corporation, and Microsource, Inc., a California corporation (individually and collectively, jointly and severally, “Borrower”). Capitalized terms used but not defined in this Third Modification shall have the meanings given them in the Loan Agreement.

Recitals

WHEREAS, PFG and Borrower entered into that certain Loan and Security Agreement dated as of April 27, 2017 (as amended by that certain Waiver and Modification No. 1 to Loan and Security Agreement entered into on March 26, 2018 (the “First Modification” and that certain Modification No. 2 to Loan and Security Agreement dated as of December 12, 2018 (the “Second Modification” and, together with the First Modification, the “Prior Modifications”), and as otherwise amended or restated, the “Loan Agreement”) and certain other Security Documents (as defined below), pursuant to which PFG has made available to Borrower the principal amount of $1,500,000, all of which is outstanding on the Third Modification Effective Date, in addition to $183,083.33 in cumulative deferred interest (calculated as of March 4, 2019) which is due and payable on the Maturity Date;

WHEREAS, the parties desire to modify the Loan Agreement, subject to the satisfaction of the conditions set forth in Section 6 (including the Financing Condition, as defined below);

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Agreement

1.       EFFECTIVENESS. The Loan Agreement modifications, terms and agreements made in this Third Modification shall become effective on the Third Modification Effective Date, notwithstanding that certain conditions set forth in Section 6 hereof may be conditions to be satisfied subsequent to the Third Modification Effective Date.

2.       DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement, in that certain Intellectual Property Security Agreement and related Collateral Agreements and Notices of even date with the Loan Agreement (the “IPSA”) and the other Loan Documents entered into on the dates of the Loan Agreement and the Loan Agreement. The above-described security documents, together with all other documents securing and/or perfecting security interests in the repayment of the Obligations, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the “Existing Loan Documents”.

3.        DESCRIPTION OF CHANGES IN TERMS. Effective automatically upon the Modification Effective Date:

(a)     The Loan – Repayment. The “Repayment” clause of Section 1 of the Schedule is amended and restated to read in its entirety as follows (quotation marks and formatting for convenience of reading only):

“ Repayment:

Borrower shall pay interest only monthly on the principal amount of the Loan through April 30, 2019. Commencing on May 1, 2019, Borrower shall make monthly principal payments of $75,000 each (plus interest accrued during each prior month on outstanding principal) until the Maturity Date, on which date the entire unpaid principal balance of the Loan plus any and all accrued and unpaid interest shall be paid.”

(b)     Maturity Date. Section 4 of the Schedule (Maturity Date) is amended and restated to read in its entirety as follows (quotation marks and formatting for convenience of reading only):

“4. Maturity Date

(Section 5.1):	March 1, 2020.”

(c)    Payment of Accrued Interest. On May 1, 2019, in addition to the regularly-scheduled payment of principal and interest then due, Borrower shall pay the Accrued Interest contemplated in Section 2 of the Schedule to the Loan Agreement, which the parties stipulate will be $197,979 as of such date, and the Loan Agreement shall be amended accordingly.

(d)     Section 5 of the Schedule is replaced in its entirety and superseded by the following:

“ 5. Financial Covenants

(Section 4.1):	Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

(a) Minimum TNW:

Effective at all times but measured on the last day of each calendar month on a consolidated basis with its Subsidiaries and reported monthly, Borrower shall maintain Tangible Net Worth of not less than $1,000,000.

(b) Minimum Revenues:

On a consolidated basis with its Subsidiaries and measured quarterly as of the last day of each calendar quarter, Borrower shall maintain Revenues (as defined in clause (c), below, but determined under ASC-605) on a cumulative basis of not less than the minimum thresholds set forth below for the corresponding periods:

Period Ending	Threshold	Months in Period Calc

June 30, 2019	$3,400,000	3 (4/1/19 - 6/30)
September 30, 2019	$6,900,000	6 (4/1 - 9/30)
December 31, 2019	$11,600,000	9 (4/1 - 12/31)
March 31, 2020	$16,000,000	12 (4/1 - 3/31/20)

(c) Definitions.	For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“Tangible Net Worth” shall mean Total Assets less Total Liabilities, determined in accordance with GAAP. In determining Tangible Net Worth, the following adjustments may be made: (i) the amount of a material “one-time” adjustment to Inventory required by Borrower’s auditors due to obsolescence or similar causes may be added back to Total Assets; (ii) any material charge required by Borrower’s auditors to be taken for non-cash stock compensation that adversely affects Tangible Net Worth may be added or subtracted, as the case may be, in the calculation of Tangible Net Worth, and (iii) revenue recognition will be determined under ASC-606. For purposes of the above, above, a “one-time” adjustment would not include a monthly, quarterly or annually-recurring adjustment, and the term “material” means an adjustment that would be required to be disclosed in an annual or quarterly filing (10K or 10Q) with the Securities and Exchange Commission.

“Total Assets” is on any day, the total assets, tangible and intangible of Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

“Revenues” means receipts from customers in the ordinary course of business for the sale of goods and services and required to be recognized as revenues in accordance with GAAP, net of discounts and refunds. For purposes of the foregoing definition, if Borrower (with the consent of PFG) sells (or acquires) a revenue-generating entity, business unit or product line, the parties shall equitably adjust the Revenue thresholds set forth above to reflect the loss of (or accretive gain in) the associated Revenues generated by such entity, business unit or product line.

(d)     Definitions. Section 7 of the Loan Agreement is amended to add the following:

“ “ASC xxx” where “xxx” are numeric references corresponding to the referenced codified provisions of the Financial Accounting Standards Board; for example, ASC 605 would mean FASB Accounting Standards code section 605 entitled “Revenue Recognition” and ASC 606 would mean FASB Accounting Standards code section 606 entitled “Revenue from Contracts with Customers”. ”

(e)     Compliance Certificate. The Compliance Certificate is replaced in its entirety and superseded with the form appended hereto as Exhibit A.

(f)     PFG Address. The street address referenced in the Loan Documents is hereby amended to read “1751 Tiburon Blvd., Tiburon, CA 94920”.

4.      CONTINUING VALIDITY. Borrower understands and agrees that in conditionally modifying the existing Obligations, PFG is relying upon Borrower's representations, warranties and agreements as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Third Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG's agreement to modify the existing Obligations in no way shall obligate PFG to give any future consents or waivers or make any future modifications to the Obligations. Nothing in this Third Modification shall constitute a satisfaction of the Obligations or a waiver of any Default or Event of Default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Third Modification. The terms of this paragraph apply not only to this Third Modification, but also to all subsequent loan modification agreements.

5.         Borrowers’ Representations And Warranties. Borrower represents and warrants that:

(a)    immediately upon giving effect to this Third Modification (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent qualified in the updated Representations deliverable to PFG on or before the Third Modification Effective Date), and (ii) no Event of Default has occurred and is continuing;

(b)     Borrower has the corporate power and authority to execute and deliver this Third Modification and to perform its obligations under the Existing Loan Documents, in each case as contemplated by this Third Modification;

(c)     the Constitutional Documents of Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)     this Third Modification has been duly authorized, executed and delivered by Borrower and (i) constitutes the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; (ii) does not conflict with any law or regulation or judgment or the Constitutional Documents of Borrower, or any agreement or document to which Borrower is a party or which is binding upon it or any of this assets; and (iii) does not require any authorization, approval, consent (including stockholder or member consent) of any Person, or any license or registration in any jurisdiction, for its lawful authorization, execution, performance, validity or enforceability, except to the extent such authorization, approval, consent (including stockholder or member consent) of any Person, license or registration is secured on or prior to the Third Modification Effective Date and provided to PFG;

(e)     as of the date hereof, with Knowledge that PFG is relying on Borrower’s representations and warranties herein (including the Representations) as a basis for entering into this Third Modification at Borrower’s request, Borrower has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted its relationship with Borrower in a commercially reasonable manner, including in connection with this Third Modification and in connection with the Existing Loan Documents;

(f)     with respect to any Loan Documents binding upon a Person not party to this Third Modification, each such Person has been apprised of this Third Modification, has consented to Borrower’s execution and delivery of this Third Modification and, to the extent not executed concurrently with this Third Modification (or as a condition subsequent hereto), has agreed if so requested by PFG to promptly execute and deliver to PFG a reaffirmation of its obligations under any Existing Loan Documents to which it is a party or is bound;

(g)    the IPSA and associated Collateral Agreements and Notices disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property (as defined in said IP Security Agreement) or Borrower has included revised and updated Intellectual Property schedules as part of an update to the Representations required in Section 6(e) of this Third Modification and as part of the Intellectual Property and Domain Rights update and, as required, the Reaffirmation of IPSA under Section 6(f) of this Third Modification;

(h)     Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations dated as of the Third Modification Effective Date;

(i)      as of the Third Modification Effective Date, Borrower has not asserted any commercial tort claims against any Person and has no Knowledge of any basis for so doing; and

(j)     Except as expressly stated in this Third Modification, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Third Modification, (ii) Borrower has made such investigation of the facts pertaining to this Third Modification and all of the matters appertaining thereto, as it deems necessary, and (iii) the terms of this Third Modification are contractual and not a mere recital.

Borrower understands and acknowledges that PFG is entering into this Third Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

6.         CONDITIONS. The effectiveness of this Third Modification is conditioned upon satisfaction of each of the following, with the consequence of a failure to meet the following conditions as set forth in the proviso at the end of this Section 6:

(a)     Execution and Delivery. Borrower shall have duly executed and delivered to PFG a counterpart of this Third Modification and such other documents and instruments as are otherwise required in this Section 6;

(b)     Constitutional and Authority Documents. Applicable only to the extent the same may have been modified or superseded or are no longer accurate since the date of the Loan Agreement, PFG shall have received copies, certified by a duly authorized officer of Borrower, to be true and complete as of the Third Modification Effective Date, of each of (i) the governing documents of Borrower as in effect on the date hereof, and (ii) any necessary resolutions of Borrower authorizing the execution and delivery of this Third Modification, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower;

(c)     Financing Condition.;

(d)     Lender Expenses. Borrower shall have paid, upon PFG invoice, all unpaid fees and Lender Expenses incurred pursuant to or in connection with this Third Modification;

(e)     Updates to Representations. Borrower shall have concurrently delivered an update to the Representations as last delivered to PFG, with the information and disclosures contained therein true, correct, accurate and complete as of the Third Modification Effective Date, appended hereto as Exhibit B;

(f)     IPSA Update / Reaffirmation. To the extent that Borrower has acquired any Intellectual Property or Domain Rights or made application with any Governmental Body in relation thereto since the date of the First Modification, Borrower shall disclose such acquired or new Intellectual Property and/or Domain Rights in Exhibit C and shall promptly execute and deliver supplemental Collateral Agreements and Notices in respect of the same in substantially the same form as those appended to the Intellectual Property Security Agreement delivered on the original Effective Date of the Loan Agreement;

(g)     Modification Fee. Promptly upon PFG invoice, Borrower shall pay PFG a modification fee in the amount of $7,500.

A failure to timely satisfy any of the foregoing conditions shall constitute an immediate Event of Default under the Loan Agreement.

7.     CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary or appropriate to reflect the modifications and other transactions contemplated by this Third Modification.

8.      RATIFICATION OF EXISTING LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Existing Loan Documents and all security and other collateral granted to PFG thereunder, and confirms that the Indebtedness secured thereby includes, without limitation, the Obligations.

9.        Further Assurances. Borrower agrees to execute such further documents and instruments and to take such further actions as PFG may request in its good faith business judgment to carry out the purposes and intent of this Third Modification.

10.     ADVICE OF COUNSEL. PFG and Borrower have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by PFG and Borrower and shall not be construed against either PFG or Borrower.

11.      ILLEGALITY OR UNENFORCEABILITY. Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

12.      INTEGRATION; CONSTRUCTION; ETC. This Third Modification, the Prior Modifications (to the extent not inconsistent with the terms hereof), the Loan Agreement and the Existing Loan Documents (as modified) and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Third Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Third Modification. This Third Modification is subject to the General Provisions of Section 8 of the Loan Agreement. The Existing Loan Documents are hereby amended wherever necessary to reflect the modifications set forth in this Third Modification. The Recitals are incorporated herein by reference.

13.      Governing Law; Venue. THIS THIRD MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California, in connection with any proceeding or dispute arising in connection herewith.

[Signature Page Follows]

PFG	BORROWER
Partners for Growth V, L.P. By: _________________________ Name: Phil Lawson, Manager Title: Partners for Growth V, LLC, its General Partner

GIGA-TRONICS INCORPORATED

By___________________________________

President or Vice President

By___________________________________

Secretary or Ass't Secretary

MICROSOURCE, INC.

By___________________________________

President or Vice President

By___________________________________

Secretary or Ass't Secretary

Modification No. 3 to Loan and Security Agreement Signature Page

EXHIBIT A

COMPLIANCE CERTIFICATE

EXHIBIT B

REPRESENTATIONS

EXHIBIT C

NEW INTELLECTUAL PROPERTY / DOMAIN RIGHTS

Trademarks

Serial Number - Registration Number	Date	Mark	Owner
C

Patents

FULL APPLICATION TITLE	APP. NO.	FILING DATE	PATENT NO.	Owner
None

Copyrights

Copyright Number	Date	Title / Work	Owner
None

Domains

Domain Name	Domain Host	Owner	Administrative Contact of Record	Expiry Date of Domain
None